EXHIBIT (P)(1)

                           RULE 17J-1 CODE OF ETHICS
                                      FOR
                            THE CATHOLIC FUNDS, INC.
                                      AND
                    CATHOLIC FINANCIAL SERVICES CORPORATION

                                 CODE OF ETHICS
                                      FOR
                            THE CATHOLIC FUNDS, INC.
                                      AND
                    CATHOLIC FINANCIAL SERVICES CORPORATION

I.   STATEMENT OF PURPOSE

     The following general fiduciary principles underlie this Code and persons covered by the Code shall adhere to the highest ethical standards and shall:

          Place the  interest of  The Catholic  Funds,  Inc. (the  "Funds")  and
          Catholic  Financial   Services  Corporation   before  their   personal
          interests at all times;

          Conduct all personal securities transactions in a manner consistent with this Code in order to avoid any actual or potential conflicts of interest or any abuse of position or trust; and

          Strive to follow the spirit as well as the letter of this Code.

II.  STATEMENT OF ACTIVITIES

     Rule 17j-1 does not dictate the contents of a code of ethics. It does require that a code of ethics adopted contain provisions that operate to prevent certain employees, called Access Persons, from engaging in certain fraudulent practices. Initial board approval of a code of ethics is required for both a fund's and an adviser's codes and subsequent approvals are required whenever a material change to the code is made. Rule 17j-1 also requires that a code of ethics be meaningful. That is, it must contain provisions that are reasonably calculated to prevent fraud and protect a fund's shareholders as well as an adviser's clients. Implicit in this requirement is the requirement that a material change in circumstances for a fund or for an adviser could require a material change to its code. This Code, covering the Funds and Catholic Financial Services Corporation is based on the following factual circumstances:

          Catholic Financial Services Corporation acts as the adviser for the Funds. It has no other advisory clients nor is it soliciting any other clients.

          The Funds' portfolios each have a separate sub-adviser that determines the brokerage for the securities purchased and sold for the portfolio.

          None of the Funds' portfolio objectives include investing in thinly traded, small or microcap securities.

          Catholic Financial Services  Corporation also acts  as distributor  to the Funds. It has selling agreements with other broker-dealers as well as its own field force. It has also entered into selling agreements with outside securities product providers to allow its field force to sell variable life insurance, variable annuities, mutual funds, and 529 plans.

          No officer, director or employee of either Catholic Financial Services Corporation or of the Funds:

          Makes any recommendation for the purchase or sale of a fund security; Participates in the determination of what should be purchased or sold; and Can obtain any information concerning securities recommended for purchase or sale.

          The Board of the Funds has the authority to review the securities holdings of the Funds and may determine that a holding is inconsistent with the Catholic core values described in the prospectus.

III. COVERED PERSONS

     All officers and directors of the Funds or of Catholic Financial Services Corporation shall be Access Persons as required by Rule 17j-1. Therefore, even directors who are not "interested persons" of Funds or of Catholic Financial Services Corporation within the meaning of the Investment Company Act of 1940 ("Independent Directors") are covered by the Code.

     Based on current activities, no officer, director or employee of the Funds or Catholic Financial Services Corporation currently comes within the definition of advisory person.

IV.  THE BOARD

     Board members shall disclose any interest they may have in a security when the Board is considering whether the Funds' ownership of such security is inconsistent with the Catholic core values described in the prospectus.

     Catholic Financial Services Corporation shall notify the Board of any changes in circumstances such that the Code needs revision in order to comply with its purpose, so that the board may act within the time specified by law.

V.   REPORTS REQUIRED

     Unless otherwise excepted by this Code, every Access Person must report the following to that Fund, investment adviser or principal underwriter.

          Initial Holdings Report
          -----------------------

          No later than 10 days after the person becomes an Access Person, the following information:

          The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and the date that the report is submitted by the Access Person.

          Quarterly Transaction Reports
          -----------------------------

          No later than 10 days after the end of a calendar quarter, the following information:

          With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

          The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          The price of the Covered Security at which the transaction was effected;

          The name of the broker, dealer or bank with or through which the transaction was effected; and

          The date that the report is submitted by the Access Person.

          With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

          The name of the broker, dealer or bank with whom the Access Person established the account;

          The date the account was established; and

          The date that the report is submitted by the Access Person.

          Annual Holdings Reports.
          ------------------------

          Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

          The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          The date that the report is submitted by the Access Person.

     In lieu of the above reports, duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required may substitute for one or more of the reports if all of the information required is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

          Exceptions from Reporting Requirements.
          ---------------------------------------

          A person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          Any Independent Director who would be required to make a report solely by reason of being a Director of the Funds, need not make:

          An initial holdings report,

          A quarterly transaction report or

          An annual holdings report

     unless the Director knew or, in the ordinary course of fulfilling his or her official duties as the Funds' Director, should have known that during the 15-day period immediately before or after the Director's transaction in a Covered Security, the Funds purchased or sold the Covered Security, or the Funds or its investment adviser considered purchasing or selling the Covered Security.

     The Compliance Officer shall not disclose any reports filed except to regulatory authorities or at the direction of the Board.

     For Purposes of this Code, the following definitions apply:

          Covered Security (Section 2(a)(36) of the Investment Company Act) means shares of the Catholic Funds, Inc., but does not include shares of other open-end investment companies (as stated below), and means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call or straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities, (including any interest therein or based on the value thereof) or any put, call, straddle or option or privilege entered into on a national exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing; but does not include:

          Direct obligations of the Government of the United States;

          Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          Shares issued by an open-end fund (including variable products); however, shares issued by the Catholic Funds, Inc. are considered to be Covered Securities (as stated above).

          Beneficial ownership shall be defined by Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and includes spouse and minor children residing with them and others for whom the Access Person directs or controls investments.

VI.   PRE-CLEARING OF TRADES:

      All Access Persons, except for Independent Directors, shall pre-clear any investments in IPOs and limited offerings.

VII.  COMPLIANCE MONITORING

      The Compliance Officer shall review all quarterly reports, confirmations and other materials submitted to him from persons covered under this Code. The Compliance Officer shall institute any procedures necessary to monitor the adequacy of reports and otherwise prevent or detect violations of the Code. The Compliance Officer shall report violations to the Board of the Funds and Catholic Financial Services Corporation.

VIII. REVIEW BY THE BOARDS OF DIRECTORS

      The Compliance Officer shall furnish reports to the Board at their regularly scheduled meetings. These reports shall report any preclearances given, indicate any securities in which both the Funds owned and an Access Person owned or traded, indicate any violations and state the remedial action taken. The Board may also take appropriate actions regarding violations. In addition, the Compliance Officer shall give a written report to the Board, at least annually, describing issues that arose during the previous year, including but not limited to,
      information  about  material  Code   or  procedural  violations  and   the
      response(s) thereto, and certifying that the procedures adopted are reasonably necessary to prevent Access Persons from violating the Code of Ethics.

IX.   CODES OF THE SUB-ADVISERS

      The Board of the Funds shall review the Codes of Ethics for the sub-advisers (excluding the sub-adviser for The Catholic Money Market Fund as is currently permitted by rules) and, if in its judgment determines that such Codes protect the interests of the Funds and their shareholders, shall then request and receive quarterly reports from the sub-advisers relating to any activities prohibited by such Codes.

X.    RECORDS

      The Compliance Officer or designee shall, at its principal place of business, maintain records in the manner and to the extent required by law, must make these records available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          A copy of each Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          A copy of each report made by an Access Person as required by Article V of this Code, including any information provided in lieu of the reports, must be maintained for at lease five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          A record of all persons, currently or within the past five years, who are or were required to make reports under Article V of this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

          A copy of each report to the Board required by the Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          The Funds and/or Catholic Financial Services Corporation must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities for at least five years after the end of the fiscal year in which the approval is granted.

XI.  EFFECTIVE DATES:

     March 1, 2000
     Identify and notify Access Persons of their status Adopt procedures to review transactions and reporting Prepare a record of Access Persons and who is responsible for compliance

     April 10, 2000
     First quarterly transaction report under new rules

     September 1, 2000
     Approval of the Code by the Funds' Board Provide the Board with the first annual issues and certifications report Initial holdings report by all Access Persons

     January 31, 2001
     File Code of Ethics with the Securities and Exchange Commission in our registration statement